Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 8, 2022 with respect to the consolidated financial statements included in the Annual Report of Fathom Digital Manufacturing Corporation on Form 10-K for the year ended December 31, 2021, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in the Registration Statement.

/s/ GRANT THORNTON LLP

Milwaukee, Wisconsin

April 14, 2022